Exhibit 4.1

                          SECOND SUPPLEMENTAL INDENTURE
                           7.0% Senior Notes Due 2012

         SECOND SUPPLEMENTAL INDENTURE, dated as of September 29, 2003, (this "Second Supplemental Indenture"), by and among M.D.C. Holdings, Inc., a Delaware corporation (the "Company"), U.S. Bank National Association, as Trustee (the "Trustee"), and Richmond American Homes of Florida L.P., a Colorado limited partnership and a wholly owned subsidiary of the Company (the "Additional Guarantor," and together with the Prior Guarantors, as defined below, the "Guarantors").

                                   WITNESSETH:
                                   ----------

         WHEREAS, the Company and the Trustee executed a Senior Debt Securities Indenture dated as of December 3, 2002 (the "Base Indenture"), to provide for the issuance of the Company's Senior Debt Securities (the "Notes");

         WHEREAS, the Company and the Trustee executed a Supplemental Indenture, dated as of December 3, 2002 (the "First Supplemental Indenture," and together with the Base Indenture, the "Indenture"), among themselves and each of the following wholly owned subsidiaries of the Company (the "Prior Guarantors"):
M.D.C. Land Corporation, a Colorado corporation, RAH of Texas, LP, a Colorado limited partnership, RAH Texas Holdings, LLC, a Colorado limited liability company, Richmond American Construction, Inc., a Delaware corporation, Richmond American Homes of Arizona, Inc., a Delaware corporation, Richmond American Homes of California, Inc., a Colorado corporation, Richmond American Homes of California (Inland Empire), Inc., a Colorado corporation, Richmond American Homes of Colorado, Inc., a Delaware corporation, Richmond American Homes of Maryland, Inc., a Maryland corporation, Richmond American Homes of Nevada, Inc., a Colorado corporation, Richmond American Homes of Texas, Inc., a Colorado corporation, Richmond American Homes of Utah, Inc., a Colorado corporation, Richmond American Homes of Virginia, Inc., a Virginia corporation, and Richmond American Homes of West Virginia, Inc., a Colorado corporation.

         WHEREAS, concurrently with the execution and delivery of this Second Supplemental Indenture, the Additional Guarantor is guaranteeing the obligations of the Company under the Second Amended and Restated Credit Agreement dated as of July 30, 2002, and is therefore obligated to guarantee the obligations of the Company under the Notes pursuant to Section 4.03 of the First Supplemental Indenture;

         WHEREAS, the Additional Guarantor wishes to guarantee the obligations of the Company under the Notes on the same terms that the Prior Guarantors have guaranteed the obligations of the Company under the Notes; and

         WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture pursuant to Section 9.01 of the Base Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this Second Supplemental

Indenture have been duly authorized in all respects by the Company and the Additional Guarantor.

         NOW, THEREFORE, the Company and the Additional Guarantor covenant and agree with the Trustee as follows:

                                    ARTICLE I

                    GUARANTEE OF NOTES AND RELATED PROVISIONS

         SECTION 1.01. Unconditional Guarantee. The Additional Guarantor shall
                       -----------------------
execute and deliver to the Trustee the following Guarantee, and shall be jointly and severally liable with any other Guarantor for its obligations under such Guarantee.

                               (FORM OF GUARANTEE)


         The undersigned (the "Guarantors") have fully and unconditionally
                               ----------
         guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual
                                          ---------
         payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Six of the Supplemental Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

         Each holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Supplemental Indenture.

         The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Supplemental Indenture by the manual signature of one of its authorized officers.

         SECTION 1.02. Execution of Guarantee. To evidence the Guarantee
                       ----------------------
specified in Section 1.01, the Additional Guarantor hereby agrees to execute the Guarantee in substantially the form set forth above, and to deliver such Guarantee to the Trustee, which shall deliver such Guarantee to each Holder as an endorsement to the Notes held by such Holder, or alternatively hold such Guarantee on behalf of each such Holder.

                                   ARTICLE II

                                  MISCELLANEOUS

         SECTION 2.01. Confirmation of Indenture. The Indenture, as supplemented
                       -------------------------
and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Second Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

         SECTION 2.02. Concerning the Trustee. The rights and duties of the
                       ----------------------
Trustee set forth in the Indenture shall not be modified by reason of this Second Supplemental Indenture.

         SECTION 2.03. Governing Law. This Second Supplemental Indenture, the
                       -------------
Indenture, the Notes, and the Guarantee shall be governed by the laws of the State of New York.

         SECTION 2.04. Separability. In case any one or more of the provisions
                       ------------
contained in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture, but this Second Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         SECTION 2.05. Counterparts. This Second Supplemental Indenture may be
                       ------------
executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.



M.D.C. HOLDINGS, INC.


By:  /s/ John J. Heaney
    ---------------------------
Name:    John J. Heaney
Title:   Senior Vice President
           and Treasurer


U.S. BANK NATIONAL ASSOCIATION, as Trustee


By:  /s/ Richard H. Prokosch
    ----------------------------
Name:    Richard H. Prokosch
      --------------------------
Title:   Vice President
       -------------------------


RICHMOND AMERICAN HOMES OF FLORIDA, L.P.


By:      Richmond American Homes of California
           (Inland Empire), Inc.,
           its General Partner

         By:  /s/ John J. Heaney
             -----------------------------
         Name:    John J. Heaney
         Title:   Senior Vice President
                    and Treasurer

                                    GUARANTEE
                           7.0% Senior Notes Due 2012

            The undersigned (the "Guarantor") has fully and unconditionally
                                  ---------
guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the
                           ---------
principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Six of the Supplemental Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

            Each holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Supplemental Indenture.

            The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Supplemental Indenture by the manual signature of one of its authorized officers.



RICHMOND AMERICAN HOMES OF FLORIDA, L.P.

By:      Richmond American Homes of California
           (Inland Empire), Inc.,
           its General Partner

         By:  /s/ John J. Heaney
             ---------------------------------
         Name:    John J. Heaney
         Title:   Vice President and Treasurer